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                                                                    Exhibit 3(a)



                                    RESTATED
                              DECLARATION OF TRUST
                                       OF
                              EASTGROUP PROPERTIES



                                   ARTICLE I.
                                   THE TRUST

                 SECTION 1. NAME OF TRUST. The trust established by this Declaration (the "Trust"), shall be known and designated as "EastGroup Properties", in which name the Trustees shall insofar as practicable conduct the business of the Trust.

                 SECTION 2. LOCATION. The office of the Trust shall be in Baltimore, Maryland. The Trust may have such other offices or places of business, either in New York or elsewhere, and may change its principal office, all as the Trustees may from time to time determine.

                 SECTION 3. NATURE OF TRUST. The Trust shall be an unincorporated real estate investment trust according to the laws of the State of Maryland and shall not be a general or limited partnership, a joint stock association or company, or a corporation. The Shareholders shall be the beneficiaries of the Trust, and their relationship to the Trustees shall be in that capacity and in accordance with the rights conferred upon them hereunder.

                 SECTION 4. STATEMENT OF INVESTMENT POLICY AND PURPOSES. The primary investment objective of the Trust is to invest the Trust property in real property and interests therein affording a combination of maximum initial income and the opportunity for increasing income over the long term, commensurate with acceptable risk, together with the possibility of long-term appreciation; it will not be an investment objective of the Trust to provide tax-sheltered income. To further this objective, the Trust may invest in land purchase-leaseback transactions involving income-producing properties such as apartments, shopping centers, office buildings and hotels or outright purchase of such properties or junior mortgages on such properties which may or may not be convertible into land purchase-leaseback investments. Additionally, the Trust may invest in the shares of other "real estate investment trusts", to the extent permitted by the Internal Revenue Code.

                                     Subject to the investment restrictions
stated in Article II, Section 4, the Trustees may alter the above-described investment policy if they should determine such change to be in the best interests of the Trust and the Shareholders. Subject to the preceding sentence, the Trustees shall endeavor to invest the Trust's assets in accordance with the investment policy set forth in this Section 4, but the failure so to invest its assets shall not affect the validity of any investment made or action taken by the Trustees.

                                     The general purpose of this Trust is to
seek real estate investment trust income as defined in Part II, Subchapter M, Chapter 1 of Subtitle A of the
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Internal Revenue Code, as amended.  The Trustees intend to make investments in such a manner as to comply with the requirements of said provisions of the Internal Revenue Code with respect to the composition of the Trust's investments and the derivation of its income, provided, however, that no Trustee, officer, employee or agent of the Trust or the Investment Administrator shall be liable for any act or omission resulting in the loss of tax benefits under the Internal Revenue Code, except for that arising from his or its own bad faith, willful misconduct, gross negligence or reckless disregard of his or its duties or for his or its failure to act in good faith in the reasonable belief that his or its action was in the best interests of the Trust.

                                     To the extent that the Trust has assets
not otherwise invested in accordance with this Section 4, the Trustees may invest such assets on an interim basis in:

                                     (a)      Construction mortgage loans or
other short-term mortgage loans or real property investments.

                                     (b)      Obligations of, or guaranteed or
insured by, the United States Government or any agencies or political subdivisions thereof, including the Federal Housing Administration and the Federal National Mortgage Association.

                                     (c)      Evidences of deposits in, or
obligations of, banking institutions which are members of the Federal Deposit Insurance Corporation or of the Federal Home Loan Bank System.

                                     (d)      Other marketable securities
which, in the opinion of the Trustees, may be held by the Trust without jeopardizing the Trust's qualification as a real estate investment trust under the Internal Revenue Code.

                 SECTION 5. OFFICERS AND AGENTS. The Trustees may appoint a Secretary, a Treasurer, Assistant Secretaries, Assistant Treasurers and such other officers, agents and representatives for the performance of the business of the Trust, as the Trustees deem advisable, all such officers, agents, and representatives to have the authority and duties prescribed in the Trustees' Regulations and/or by the Trustees.

                                     The resident agent of the Trust in the
State of Maryland shall be The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

                                  ARTICLE II.
                                  THE TRUSTEES

                 SECTION 1. TRUSTEES' REGULATIONS. The Trustees may make, adopt, amend or repeal regulations (the "Trustees' Regulations") make provision for the management, conduct, and regulation of the affairs and proceedings of the Trust and the





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Trustees in any manner not inconsistent with applicable law or the provisions of this Declaration.

                 SECTION 2. NUMBER, TERM OF OFFICE, QUALIFICATIONS AND COMPENSATION OF TRUSTEES. There shall at all times be not less than three nor more than twelve Trustees. There shall be initially three Trustees, and this number may be changed from time to time by the Trustees in such manner as shall be stated in the Trustees' Regulations. The term of office of each Trustee shall be for one year and until the election or appointment and qualification of his successor in accordance with this Declaration and the Trustees' Regulations. An election of Trustees shall be held at each annual meeting of Shareholders. Trustees may succeed themselves in office. No person shall qualify as a Trustee unless he is an American citizen at least twenty-one years of age and is not under legal disability, and until he shall have either signed this Declaration or agreed in writing to serve as Trustee hereunder and to be bound by the terms hereof. Unless otherwise required by law or by the Trustees' Regulations, no Trustee shall be required to give bond, surety or security to secure the performance of his duties and obligations hereunder. Except as hereinafter provided with respect to certain Trustees, the Trustees shall receive such compensation, regular or special, as they shall deem reasonable and proper and such compensation shall be reported annually to the Shareholders. In addition, the Trustees shall be entitled to reimbursement by the Trust for all reasonable out-of-pocket expenses incurred by them in connection with the performance of their duties as Trustees hereunder. Any Trustee who is an officer, director or employee of the Investment Administrator shall receive not more than $2,000 per annum as compensation for his services as Trustee; PROVIDED, HOWEVER, that such Trustee shall also be entitled to reimbursement by the Trust for all reasonable out-of-pocket expenses incurred in connection with the performance of his duties as a Trustee.

                 SECTION 3. POWERS OF TRUSTEES. The Trustees shall have, without other or further authorization, full and absolute power, control and authority over the Trust Property (as defined in Article VI) and of the affairs of the Trust to the same extent as if they were the sole owners of the Trust Property in their own right, subject only to the limitations herein expressly stated. Such powers of the Trustees may be exercised without order of or resort to any court.

                                     Without restricting or limiting the
general powers granted in the preceding paragraph, the powers of the Trustees shall include, among others, the following (subject always to the limitations and restrictions stated elsewhere in this Declaration):

                                        (1)     To purchase, acquire, own,
hold, sell, exchange and pledge securities (as defined in Article VI) of every kind and description to the extent consistent with the purposes of the Trust as set forth in Section 4 of Article I.

                                        (2)     To purchase, acquire, own,
hold, manage, improve, lease (for a term extending beyond the possible termination of the Trust or for a





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lesser term), option, grant, sell, exchange, dispose of, encumber, mortgage
(with or without power of sale), partition, surrender, release or otherwise deal in and with real property interests (as defined in Article VI) and assets, real or personal; and to erect, construct, alter, repair, demolish or otherwise physically affect any buildings, structures or improvements situated on or comprising any real property interests owned or to be owned by the Trust.

                                        (3)     To cause record of title to any
Trust Property to be held by and/or in the name of one or more of the Trustees or, when in the circumstances such is deemed to be in the best interest of the Trust and the Shareholders, by any other person or local entity, or on such terms, in such manner, and with such powers as the Trustees may determine and with or without disclosure of the interest of the Trust therein.

                                        (4)     To borrow money (subject to the
limitations contained in Article II, Section 21) on such terms and conditions, at such rates of interest, and on a secured or unsecured basis, all as the Trustees may determine; to enter into obligations and contracts of every kind and description on behalf of the Trust; and to mortgage, pledge or otherwise encumber all or any of the Trust Property to secure such obligations or contracts.

                                        (5)     To invest any funds of the
Trust in such manner as the Trustees shall deem wise and without limitation as to any type or category of investment; and to create a reserve fund or funds for such purposes as the Trustees may deem necessary, appropriate or desirable.

                                        (6)     To deposit any moneys or
securities included in the Trust Property with any one or more banks, trust companies or other banking institutions, such moneys or securities to be subject to withdrawal on notice or upon demand and in such manner as the Trustees may determine; and the Trustees shall have no responsibility for any loss which may occur by reason of the failure of the bank, trust company or institution with which such moneys or securities have been deposited to account therefor.

                                        (7)     To pay all taxes and
assessments, of whatever kind or nature, imposed upon or against the Trust Property, or any part thereof, or upon or against any Trustee, in connection with the activities, affairs or business of the Trust, and in that connection to make such returns, claims for refund, or agreements, and to do such other acts or things, as may be deemed necessary, appropriate or desirable by the Trustees.

                                        (8)     To issue Shares (as defined in
Article III) of the Trust (including fractional Shares and scrip evidencing fractional Shares), warrants and rights to purchase such Shares, or bonds, debentures and notes (which may be convertible into Shares) to such individuals, corporations, partnerships, trusts, associations or other





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entities, at such time or times, and for such consideration and on such other terms, as the Trustees may deem advisable.

                                        (9)     To exercise all the rights,
privileges and powers appertaining to the ownership of all or any securities forming part of the Trust Property to the same extent as an individual might, and, without limiting the generality of the foregoing, to vote, give consents or waive notices, either in person or by proxy or power of attorney, which proxies and powers of attorney may grant the exercise of discretionary powers.

                                        (10)    To appoint, employ, engage and
compensate such agents, employees, and independent contractors, of every kind and description (any of whom may be employed in multiple capacities and may receive compensation in each such capacity), as the Trustees deem necessary, appropriate or desirable for the conduct of the business and affairs of the Trust, including, without limiting the generality of the foregoing, fiscal agents, transfer agents, registrars, lawyers, accountants, appraisers, real estate agents and brokers and independent contractors to manage and operate the real property interests of, or to perform other services for, the Trust; and to delegate to one or more agents, employees, independent contractors or other persons such powers and duties as the Trustees may deem necessary, appropriate or desirable.

                                        (11)    To determine conclusively the
allocation to principal, income, expense or other appropriate accounts of all receipts, expenses, disbursements and Property of the Trust, regardless of the allocation which might be necessary or appropriate in the absence of this provision.

                                        (12)    To determine conclusively the
values of the securities, real property interests and assets at any time held by the Trust and of any securities, real property interests, assets, services or other consideration to be acquired by the Trust; and to revalue the securities, real property interests and assets of the Trust from time to time in accordance with valuations or appraisals made by one or more of the Trustees, or by such independent appraiser or appraisers as the Trustees deem competent.

                                        (13)    To determine the fiscal year of
the Trust and the method or form in which its accounts shall be kept and, from time to time, to change the fiscal year or method or form of accounts.

                                        (14)    To collect, sue for, receive
and receipt for all sums of money coming due to the Trust; to consent to the extension of the time for payment, or to the renewal, of any obligations owing to the Trust; to engage or intervene in, prosecute, defend, abandon or compromise, by arbitration or otherwise, any actions, suits, proceeding, or other litigation relating to the Trust or to the Trust Property.





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                                        (15)    To participate in
reorganizations, arrangements and other plans for the benefit of creditors and, in that connection, to deposit with any committee, trustee, assignee or other person and securities belonging to the Trust; to participate in and deposit securities under any voting trust or voting agreement; to delegate discretionary power in connection with any such reorganization arrangement, plan or trust; to pay any assessment levied in connection therewith; and to pay or satisfy any debts or claims upon any evidence that the Trustees shall think sufficient.

                                        (16)    To enter into partnerships,
joint ventures or other arrangements of any kind and description which the Trustees deem necessary, appropriate or desirable to carry on the business of the Trust or exercising any of the powers herein granted.

                                        (17)    To delegate from time to time
to one or more of the Trustees or to such other person as the Trustees may deem desirable, the doing of such things and the execution of such instruments, either in the name of the Trust, or the Trustees, or as their proxy or attorney-in-fact, or otherwise, as the Trustees may from time to time deem necessary, appropriate or desirable.

                                        (18)    To incur and pay any charges or
expenses which the Trustees deem necessary, appropriate or desirable for the conduct of the business and affairs, or the carrying out of any of the purposes, of the Trust, including without limitation, any and all charges and expenses incurred in connection with the organization of the Trust.

                                        (19)    To require Shareholders of
record to disclose the beneficial owner or owners of Shares held by them whenever the Trustees deem such disclosure to be necessary or desirable; and to solicit and vote proxies from Shareholders.

                                        (20)    To refuse to transfer or call
for redemption and redeem the Shares of the Trust in accordance with the provisions of Sections 5 and 6 of Article III.

                                        (21)    To declare and pay dividends in
cash, Shares, fractional Shares, scrip or in kind out of the Trust Property and make such distributions to Shareholders, whether out of current or accumulated income, capital gains, principal or from any other source as the Trustees in their discretion deem appropriate.

                                        (22)    To loan money to promote and
attain the purposes of the Trust on such terms and conditions, except as expressly restricted in Section 18 of this Article II, at such rate of interest or without interest and on a secured or unsecured basis, all as the Trustees may determine.





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                 SECTION 4.          RESTRICTIONS.  The Trustees shall not
engage in any of the activities set forth below:

                                     (a)      invest in commodities;

                                     (b)      engage in trading as contrasted
with investing activities;

                                     (c)      engage in underwriting or agency
distribution of securities issued by others;

                                     (d)      issue warrants, options or
similar evidence or rights to buy securities of the Trust unless issued (i) to all Shareholders ratably or (ii) as part of a public offering of securities or
(iii) as part of a financial arrangement (which might include the issuance of warrants or options in exchange for property) with any Persons, other than the Investment Administrator or an Affiliate of the Investment Administrator or of the Trust, at an exercise price not less than the fair market value of the securities which are the subject of the option or warrant as of the date agreement is reached as to their issuance or (iv) to Persons, other than the Investment Administrator or an Affiliate of the Investment Administrator or of the Trust, at an exercise price not less than the fair market value of the securities which are the subject of the option or warrant as at the date of grant thereof or (v) to officers, Trustees or key employees of the Trust or any subsidiary pursuant to a plan approved by holders of a majority of the Shares represented in person or by proxy at any annual or special meeting of Shareholders;

                                     (e)      invest in real estate contracts
of sale;

                                     (f)      invest in equity securities
(except equity securities acquired as additional consideration in connection with mortgage loans by the Trust or leases of real property owned by the Trust) issued by any company, including any other real estate investment trust, which to the actual knowledge of the Trustees is then holding investments or engaging in activities prohibited to the Trust if, after giving effect to the investments, the aggregate amount of such investments exceeds 5% of the Total Assets of the Trust;

                                     (g)      acquire options for the purchase
of property at a cost of more than 1% of the purchase price of the property involved.

                 SECTION 5. RESIGNATION. A Trustee may resign at any time by giving notice in writing to the other Trustees at the principal office of the Trust. Such resignation shall take effect on the date it is received or at any later time specified therein. Unless the resignation specifies otherwise, its acceptance shall not be necessary to make it effective.

                 SECTION 6. SUSPENSION AND REMOVAL. Any Trustee may be suspended or removed by the unanimous vote of all Trustees (except the Trustee so to be suspended or





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removed) for disability, incompetency or any other cause deemed sufficient by the Trustees so voting; vacancies created by such removal shall be filled in accordance with the provisions of Section 7 below. Any or all of the Trustees may be removed and a new Trustee may be elected to take the place of each Trustee so removed at any special meeting of Shareholders called for such purpose by the affirmative vote of holders of not less than two-thirds of the Shares then outstanding.

                 SECTION 7. VACANCIES. The resignation, removal or death of any or all of the Trustees shall not terminate the Trust or affect its continuity. During a vacancy, the remaining Trustee or Trustees may exercise the powers of the Trustees hereunder. Vacancies among the Trustees, whether created by resignation, removal, death or otherwise, including an increase in the number of Trustees pursuant to Article II, Section 2, may be filled by a written appointment signed by a majority of the Trustees then in office. Appointments shall take effect upon the qualification of the appointee, and shall be for a term continuing until the next annual election of Trustees and until the election or appointment and qualification of a successor in accordance with this Declaration and the Trustees' Regulations.

                 SECTION 8. ACTIONS BY TRUSTEES. The Trustees may act with or without a meeting. Except as provided in Article II, Sections 6, 16 and 18, and in Article V, any action by a majority of the Trustees (which, where otherwise required by this Declaration, includes a majority of a particular group of the Trustees) present at a duly convened meeting of the Trustees shall be conclusive and binding as an action of the Trustees. A quorum for meetings of Trustees shall be any two of the Trustees in office. Action may be taken without a meeting upon the consent of a majority of the Trustees in office and such consent may be, but need not be, evidenced by a written certificate or instrument signed by such Trustees.

                                     All or any one or more Trustees may
participate in a duly convened meeting of the Trustees by means of conference telephone or any similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting in such a manner shall constitute presence in person at such meeting.

                                     Any committee appointed by the Trustees
may act in the same manner as provided in this Section 8 for action by the Trustees.

                                     Any action taken by the Trustees in
accordance with the provisions of this Section 8 shall be conclusive and binding upon the Trust.

                 SECTION 9. TITLE AND AUTHORITY OF TRUSTEES. Subject to the provisions of Section 3(3) of Article II hereof, the Trustees shall hold the legal title to all Trust Property as joint tenants with right of survivorship. They shall have absolute and exclusive control over the management and conduct of the business and affairs of the Trust, free from any control on the part of the Shareholders.





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                 SECTION 10.         SUCCESSOR TRUSTEES.  The right, title and
interest of the Trustees in and to the Trust Property shall vest automatically in all persons who may hereafter become Trustees upon their due election or appointment and qualification without any further act, and thereupon they shall have the same rights, privileges, powers, duties and immunities as though originally named as Trustees in this Declaration. Appropriate written evidence of the election or appointment and qualification of successor Trustees shall be filed with the records of the Trust and in such other offices or places as the Trustees may deem necessary, appropriate or desirable. Upon the resignation, removal or death of a Trustee he (and in the event of his death, his estate) shall automatically cease to have any right, title or interest in or to any of the Trust Property, and the right, title and interest of such Trustee in and to the Trust Property shall vest automatically in the remaining Trustees without any further act.

                                     A certificate or other written instrument
signed by the Secretary of the Trust or by any two or more of the Trustees stating who at any time are or were Trustees shall constitute PRIMA FACIE proof of the matters set forth therein.

                 SECTION 11. TRANSACTIONS BETWEEN TRUSTEES AND THE TRUST. No contract or other transaction to which the Trust is or may at any time be a party including, without limitation, any contract or agreement between the Trust and any trust, corporation or other business entity having officers, offices and other personnel and facilities in common with the Trust and which may or may not be reimbursed by the Trust for expenses incurred on behalf of the Trust, shall be rendered void or voidable, or shall otherwise be subject to any infirmity, nor shall any Trustee be considered to have violated or breached any fiduciary obligation in connection therewith, solely by reason of the fact that any or all of the Trustees is a director, officer, employee, security holder, associate, affiliate or fiduciary of the other party to such contract or transaction, or is otherwise directly or indirectly interested in or affected by such contract or transaction.

                 SECTION 12. NON-LIABILITY OF TRUSTEES. No Trustee shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other person or persons, in connection with the Trust Property or the affairs of the Trust or by reason of any act, omission or error of any other Trustee or of any agent or employee of the Trust, or of any independent contractor engaged by the Trust, or for any act, omission or error made by him in good faith in the conduct of his duties as Trustee, and all such other persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust, but any Trustee shall be personally liable for his own acts, omissions or errors if they constitute bad faith, willful misfeasance, gross negligence or reckless disregard of his duties. The Trustees shall be entitled to rely on opinions, certificates or advice of independent certified public accountants or of counsel in making determinations relating to accounting or legal matters and on verified or certified accounts of independent contractors engaged by the Trust.






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                 SECTION 13.         INDEMNIFICATION OF TRUSTEES AND OFFICERS.
                                     (a)      Right to Indemnification.  Each
individual who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he, or an individual for whom he is the legal representative, is or was a Trustee or officer of the Trust, or is or was serving at the request of the Trust as a director, trustee, officer, employee or agent of another entity (including service with respect to an employee benefit plan), whether the basis of such Proceeding is alleged action in an official capacity as a Trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Trust to the fullest extent permitted by Maryland law (the "Law"), as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Trust to provide broader indemnification rights than the Law permitted the Trust to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) (collectively "Losses") reasonably incurred or suffered by such individual in connection therewith. Such right shall include the right to be reimbursed by the Trust to the fullest extent permitted by the Law for expenses incurred in defending any such Proceeding in advance of its final disposition.

                                     (b)      Right of Claimant to Bring Suit.
If a claim under Paragraph (a) of this Section is not paid in full by the Trust within 90 days after a written claim has been received by the Trust, the claimant may at any time thereafter bring suit against the Trust to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that the claimant has not met any applicable standard of conduct under the Law which makes it permissible for the Trust to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Trust.

                                     (c)      Non-Exclusivity of Rights.  The
rights conferred on an individual by Paragraphs (a) and (b) of this Section shall not be exclusive of any other right which such individual may have or hereafter acquire under any statute, provision of the Declaration of Trust, agreement, vote of Shareholders or disinterested Trustees or otherwise.

                                     (d)      Insurance.  The Trust may
purchase and maintain insurance, at its expense, to protect itself and any Trustee, officer, employee or agent of the Trust, any other person, against any Losses, to the fullest extent permitted by Law.

                                     (e)      Limitation on Source of
Indemnity. No Trustee, officer, employee or agent may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property, and no Shareholder shall be personally liable to any Person with respect to any claim for indemnity or reimbursement or otherwise.





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                 SECTION 14.         PERSONS DEALING WITH THE TRUSTEES.
Persons dealing in good faith with the Trust shall be entitled to rely upon the authority of the Trustees, officers, employees and agents of the Trust to the same extent as if the Trust were a corporation and the Trustees, officers, employees and agents of the Trust were directors, officers, employees and agents, respectively, of such corporation.

                 SECTION 15. THE INVESTMENT ADMINISTRATOR. The Trustees may contract for the services of a firm or corporation (including without limitation, Investors Central Management Corporation) as Investment Administrator of the Trust to assist the Trustees in the management and administration of the affairs of the Trust. Any such contract shall provide for an initial term of not longer than two years. Any such contract shall provide that it may be terminated at any time without penalty, upon not more than 60 days' written notice, by vote of a majority of the Trustees or by vote of the holders of a majority of the outstanding Shares. Any such contract shall provide that, if the Investment Administrator acts as investment administrator or adviser for any Person other than the Trust, the Investment Administrator shall be required to act on a basis which is fair and reasonable to the Trust and the Shareholders in selecting, from among the investment opportunities that come to the Investment Administrator, those investment opportunities which it offers to the Trust, and that the Investment Administrator shall furnish upon demand of any two or more Trustees such information as such Trustees deem necessary or desirable with respect to transactions by the Investment Administrator with such Person involving investments of the type customarily made by the Trust, and if the Investment Administrator recommends to any such Person an investment of more than $500,000 of the type customarily made by the Trust, the Investment Administrator shall offer the Trust the right to participate in such an Investment in an amount up to 25% of such investment.

                 SECTION 16. INDEPENDENCE OF TRUSTEES. Not more than 49% of the total number of Trustees may be Affiliates of the Investment Administrator nor may more than 49% of the total number of Trustees of any committee thereof be Affiliates of the Investment Administrator; PROVIDED, HOWEVER, that, if at any time the percentage of all Trustees who are Affiliates of the Investment Administrator becomes more than 49% of the Trustees because of the death, resignation, removal or change in affiliation of a Trustee who is not such an Affiliate, such requirement shall not be applicable for a period of 60 days, during which time a majority of the Trustees then in office shall appoint a sufficient number of other individuals as Trustees so that there is again not more than 49% of the total number of all Trustees who are Affiliates of the Investment Administrator. The Trustees shall at all times endeavor to comply with such requirement, but failure so to comply shall not affect the validity or effectiveness of any action of the Trustees. No investment recommended to the Trust by the Investment Administrator shall be made by the Trust at a time when a Trustee is an Affiliate of the Investment Administrator unless each such investment has been approved or ratified by a majority of the Trustees of the Trust, including a majority of the Trustees not Affiliates of the Investment Administrator, whether such Trustees are acting as a committee of the Trustees, or otherwise.





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                 SECTION 17.         THE CUSTODIAN.  The Trustees may contract
for the services of one or more banks or trust companies to hold all or any part of the moneys, securities or other instruments constituting or evidencing the Trust Property. The agreement with such bank or trust company may provide that title to all or any part of said securities or other instruments shall all be held for the Trust in the name of a nominee of such bank or trust company.

                 SECTION 18. CONCERNING THE TRUST, THE INVESTMENT ADMINISTRATOR, INDIVIDUALS, ETC. Notwithstanding any other provisions of this Declaration, the Trustees may not knowingly, directly or indirectly, lend any of the Trust Property to, purchase or otherwise acquire any property whatsoever (other than securities of the Trust) from, sell or otherwise transfer any property whatsoever (other than securities of the Trust) to, contract with, or pay any commission or other remuneration, directly or indirectly in connection with the purchase or sale of Trust assets to (a) any Trustee, officer or employee of the Trust (acting in their individual capacities), (b) the Investment Administrator, (c) any corporation, partnership, trust or other organization with which a Trustee, any officer or employee of the Trust, the Investment Administrator, any independent contractor to the Trust or any officer, director or employee of the Investment Administrator or any such independent contractor to the Trust is an Affiliate, or (d) any officer, director or employee (acting in their individual capacities) of the Investment Administrator, of any Affiliate of the Investment Administrator or of any independent contractor to the Trust; except that the Trustees shall be entitled to engage in any transaction on behalf of the Trust notwithstanding any such affiliation, provided (i) each such transaction has been approved or ratified after full disclosure of such affiliation, by a majority of the Trustees of the Trust, including a majority of the Trustees who are not Affiliates of any Person (other than the Trust) who is a party to the transaction, whether such Trustees are acting as a committee of the Trustees or otherwise and (ii) the Trustees approving the transaction have determined that such transaction is fair and reasonable to the Trust and its Shareholders and that such transaction is on terms not less favorable to the Trust than terms available for a comparable transaction with others that are not so affiliated, and (iii) if such transaction with such Persons relates to: (x) the acquisition by the Trust of federally insured or guaranteed mortgages, it shall be effected at prices not exceeding the currently quoted prices at which the Federal National Mortgage Association is committing to purchase comparable mortgages; (y) the acquisition by the Trust of other mortgages on terms not less favorable to the Trust than similar transactions involving Persons that are not so affiliated; or (z) the acquisition by the Trust of other property, it shall be effected at prices not exceeding the fair value thereof as determined by independent appraisal. The simultaneous acquisition by the Trust and the Investment Administrator or any Affiliate of the Investment Administrator of participations in a loan or other investment shall not be deemed to constitute an acquisition of property by one of them from the other, provided that the terms, other than the size of the participation, are not less favorable to the Trust than to such other Person.

                          Any Trustee or officer, employee or agent of the
Trust may acquire, own, hold and dispose of securities of the Trust, for his individual account, and may exercise all rights of a holder of such securities to the same extent and in the same manner as if he were not such a Trustee or officer, employee or agent. The Trustees shall use their best efforts to obtain through an Investment Administrator or other Persons a continuing and suitable investment program, consistent with the investment policies and objectives of the Trust, and the Trustees shall be responsible for reviewing and approving or rejecting investment opportunities presented by the Investment Administrator or such other Persons. So long as there is such Investment Administrator or other Person, the Trustees shall have no responsibility for the origination of investment opportunities for the Trust. Any Trustee or officer, employee, or agent of the Trust may, in his personal capacity, or in a capacity of trustee, officer, director, stockholder, partner, member, adviser or employee of any Person, have business interests and engage in business activities in addition to those relating to the Trust, which interests and activities may be similar to those of the Trust and include the acquisition, syndication, holding, management, operation or disposition, for his own account or for the account of such Person, of interests in mortgages, interests in real property, or interests in Persons engaged in the real estate business, and each Trustee, officer, employee and agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him in any capacity other than as Trustee, officer, employee or agent of the Trust, even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust, PROVIDED, HOWEVER, that the provisions of this sentence shall not extend to any of the following who is not acting as a trustee, officer, director, stockholder, partner, member, adviser or employee of any Person but is acting for his own personal account: (A) to any of such Trustees or agents of the Trust who are Affiliates of the Investment Administrator, (B) to any officer or employee of the Trust or (C) at a time when there is no such Investment Administrator or other Person providing an investment program for the Trust as aforesaid, to any Trustee of the Trust. Each Trustee shall disclose any interest he has, and any interest known to him of any Affiliate of his, in any investment opportunity presented to the Trust. Subject to the provisions of Article II, Section 16 and this Section 18, any Trustee or officer, employee or agent of the Trust may be interested as trustee, officer, director, stockholder, partner, member, adviser or employee of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer, employee or agent of the Trust or otherwise hereunder. None of the activities referred to in, and permitted by, this paragraph shall be deemed to conflict with his duties and powers as Trustee, officer, employee or agent of the Trust. The Trust shall not pay any commissions or other remuneration in connection with the acquisition of Trust assets to the Investment Administrator or so long as such remuneration is compensation provided for in the contract with the Investment Administrator.

                 SECTION 19. APPRAISALS. The Trustees shall obtain as and when required by Section 18 of this Article II and otherwise when they deem the same necessary, appropriate or desirable an appraisal from an independent, qualified appraiser with respect to each acquisition of the Trust of a real property interest and, where such an appraisal is obtained, shall not acquire any such real property interest for an amount greater than its appraised value.

                 SECTION 20. BROKERAGE COMMISSIONS. Without limiting the provisions of Article II, Section 18, the Investment Administrator may receive brokerage commissions for services rendered in the acquisition by the Trust of Trust assets provided that:

                                        (a)     such commissions are paid by
the sellers of the assets and not by the Trust;

                                        (b)     after giving effect to such
commissions, the purchase price of such asset does not exceed the fair market value thereof as determined (except for mortgages) by an independent, qualified appraiser;

                                        (c)     such commissions are no greater
in amount than brokerage commissions customarily paid with respect to the acquisition of similar assets; and

                                        (d)     no such commission may be
received by the Investment Administrator in respect to the sale, exchange or other disposition of Trust assets.

                 SECTION 21. FINANCIAL ARRANGEMENTS. The Trustees shall have the power to borrow or in any other manner raise such sum or sums of money or other property as they shall determine in any amount and in any manner and on any terms and to execute and deliver any mortgage, pledge, note or other obligation, undertaking or instrument to secure such borrowing; PROVIDED, HOWEVER, that upon and immediately after giving effect to any proposed borrowing, the amount of "outstanding indebtedness" of the Trust in respect to its borrowings may not exceed 300% of the Net Assets of the Trust. The term "outstanding indebtedness" as used in the preceding sentence shall include all direct obligations of the Trust for borrowed money, whether secured or unsecured, and all indebtedness to which the properties of the Trust are subject which would be required to be shown as liabilities of the Trust on a balance sheet of the Trust prepared in accordance with generally accepted accounting principles. The Trustees shall not issue any debt securities to the public unless the historical cash flow of the Trust or the substantiated further cash flow of the Trust is sufficient in the judgement of the Trustees to service such indebtedness.


                                  ARTICLE III.
                                   THE SHARES

                 SECTION 1. SHARES. The Units into which the beneficial interest in the Trust are divided shall be known as "Shares." Certificates evidencing ownership of the Shares shall be in such form and signed on behalf of the Trust in such manner as the Trustees may from time to time prescribe. The registered holders of Shares, shown on the register maintained pursuant to Section 4 of this Article III, shall be known as "Shareholders." Shareholders shall take and hold their Shares subject to all of the terms and provisions of this Declaration, as amended from time to time. The Trustees shall be authorized to issue up to 10,000,000 Shares, each having a par value of $1.00 per Share. The Trustees shall have the power to classify or reclassify any unissued Shares from time to time by setting or changing the preference, conversion or other rights, voting powers, restrictions, limitation as to dividends, qualifications, or terms or conditions of redemption of the Shares. Shares currently issued and outstanding shall not be subject to call or redemption, except as provided in Section 6 of this Article III.

                 SECTION 2. OWNERSHIP OF TRUST PROPERTY. The Trustees shall have the ownership, both legal and equitable, of the Trust Property. The Shareholders shall have no legal or equitable title in or to the Trust Property and shall have no right to a partition thereof or to an accounting of the income or profits therefrom during the continuance of the Trust. Shareholders shall have only the rights provided for in this Declaration and in the Trustees' Regulations.

                 SECTION 3. SHARES DEEMED PERSONAL PROPERTY. The Shares shall be personal property. The death, insolvency or incapacity of a Shareholder during the continuance of the Trust shall not terminate the Trust or give the legal representative of such Shareholder any right to any partition or accounting with respect to the Trust Property or any income or profits therefrom, or to take any action in the courts or otherwise against other Shareholders or the Trustees or the Trust Property, but shall simply entitle such legal representative to demand and, subject to any requirements of law, to receive a new certificate representing Shares in place of the certificate held by said Shareholder, upon the receipt of which such legal representative shall succeed to all the rights of the said Shareholder under this Declaration.

                 SECTION 4. SHARE REGISTER. A register shall be kept by or on behalf of the Trustees, under the direction of the Trustees, which shall contain the names and addresses of the Shareholders, the number of Shares held by each of them, the number of the certificates representing such Shares and a record of all transfers thereof. The persons in whose names the Shares are recorded on said register shall be deemed the absolute owners thereof, and only such persons shall be entitled to vote or to receive dividends or distributions, or otherwise to exercise or enjoy the rights of Shareholders.
No Shareholder shall be entitled to receive payment of any dividend or distribution, or to have any notice given to him as herein provided, until he has given his address to such employee or agent of the Trust as shall keep the said register for entry thereon.

                 SECTION 5. TRANSFER OF SHARES. Shares shall be transferable only on the aforesaid Share register and only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees, or to a transfer agent of the Trust, of the certificate or certificates therefor, properly endorsed or accompanied by a duly executed instrument of transfer, together with such evidence of authority and of the genuineness of signatures of other matters, as may reasonably be required.
Upon such delivery the transfer shall be recorded on the Share register and a new certificate for the Shares so transferred shall be issued to the transferee, and in case of a transfer of a part only of the Shares represented by any certificate a new certificate for the remainder thereof shall be issued to the transferor. Until a transfer is recorded on the Share register, the Shareholder of record shall be deemed for all purposes hereof to be the holder of the Shares otherwise subject to such transfer, and neither the Trustees nor any transfer agent or registrar nor any employee or agent of the Trust shall be affected by any notice or information to the contrary. Notwithstanding the foregoing, the Trustees, or any transfer agent of the Trust, shall not be required to accept for transfer or issue a new certificate for any Shares delivered for such transfer where the Trustees, in good faith, believe that a transfer of such Shares will or could result in the loss of the status of the Trust as a "real estate investment trust" within the meaning of
Part II, Subchapter M, Chapter 1 of Subtitle A of the Internal Revenue Code of 1954, as it may from time to time be amended.

                                     The Trustees shall not, nor shall any
employee, transfer agent or other agent of the Trust, be bound to ascertain or inquire as to the authorization, execution, validity or enforceability of any trust, charge, pledge, lien or equity to which any of the Shares of the Trust may be subject, or to ascertain or inquire whether any sale or transfer of any such Shares is authorized by such trust, charge, pledge, lien or equity, or to recognize any person as having any interest in Shares except the persons recorded as Shareholders on the Share register.

                 SECTION 6. REDEMPTION OF SHARES. If the Trustees shall, at any time and in good faith, be of the opinion that the direct or indirect ownership of Shares has or may become concentrated to an extent which is contrary to the requirements of Section 856(a)(6) of the Internal Revenue Code of 1954, as it may from time to time be amended, the Trustees may, by any means deemed equitable by them, call for the redemption of a number of such Shares sufficient, in their opinion, to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements of said
Section 856(a)(6). The redemption price shall be determined in good faith by the Trustees. From and after the date fixed for redemption by the Trustees, the holder of any Shares so called for redemption shall cease to be entitled to dividends, voting rights and other benefits with respect to such Shares excepting only the right to payment of the redemption price fixed as aforesaid. Shares redeemed in accordance with this Section 6 shall be cancelled. To the extent that any redemption under the provisions of this Section 6 results in authorized but unissued Shares, the Trustees may issue the authorized but unissued Shares in accordance with the provisions of Sections 3(8) and 4(f) of
Article II, except that the Trustees shall not be required to issue the Shares ratably if such issuance would result in a concentration of Shares contrary to the provisions of Section 856(a)(6) of the Internal Revenue Code of 1954, as it may from time to time be amended.

                 SECTION 7. NOTICE TO SHAREHOLDERS. Any and all notices and communications to Shareholders shall be deemed duly served or given if mailed, postage prepaid, addressed to Shareholders of record at their last known post office address as recorded on the Share register.

                 SECTION 8. LOST CERTIFICATES. In case of the loss, mutilation, or destruction of any certificate for Shares, the Trustees may issue or cause to be issued a new certificate on such terms as they may see fit.

                 SECTION 9. FRACTIONAL SHARES. In connection with any issuance of Shares, the Trustees may issue fractional Shares and may provide for the issuance of scrip evidencing such fractional Shares, on such terms as they deem advisable including, without limitation, the time within which any such scrip must be surrendered for exchange into full Shares and the rights, if any, of holders of scrip upon the expiration of the time so fixed, the rights, if any, to receive dividends thereon and the rights, if any, to redeem scrip for cash. The Trustees may in their discretion provide in lieu of issuing fractional Shares or scrip for the cash adjustment of any fractions resulting from the issuance of Shares. The provisions of this Article III relative to certificates of Shares shall apply so far as applicable to such scrip, except that such scrip may in the discretion of the Trustees be signed by a transfer agent alone.

                 SECTION 10. TRANSFER AGENT. The Trustees shall have power to employ in the City of Baltimore, Maryland, the City of New York, New York, and/or in any other city, a transfer agent or transfer agents and, if they so determine, a registrar or registrars. The transfer agent or transfer agents may keep the register and record therein the original issues and transfers of Shares and countersign certificates for Shares issued to the persons entitled thereto. Any such transfer agents and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees.

                 SECTION 11. BLANK CERTIFICATES. In accordance with the usual custom of corporations having a transfer agent, signed certificates for Shares in blank may be deposited with any transfer agent of the Trust, to be used by such transfer agent in accordance with authority conferred upon it as occasion may require, and in so doing the signers of such certificates shall not be responsible for any loss resulting therefrom.

                 SECTION 12. FACSIMILE SIGNATURES. The Trustees may authorize the use of facsimile signatures on Shares or securities of the Trust, PROVIDED, HOWEVER, that where facsimile signatures are used, one of the authorized signatures be manual or the Shares or securities be manually countersigned or authenticated by a transfer agent or registrar or by an authenticating agent or trustee or similar person.

                                  ARTICLE IV.
                                  SHAREHOLDERS

                 SECTION 1. MEETINGS. There shall be an annual meeting of the Shareholders of the Trust in Baltimore, Maryland, or New York, New York, at such time and place as the Trustees' Regulations shall prescribe, at which (i) the Trustees shall make a report as to the business, operations, financial conditions, and Property of the Trust, (ii) Trustees shall be elected, and (iii) any other appropriate business may be conducted. Special meeting of Shareholders may be called as specified in the Trustees' Regulations and shall be called by any Trustee or officer of the Trust upon the written request of Shareholders holding not less than 25% of the outstanding Shares of the Trust. A majority of the outstanding Shares represented in person or by proxy shall constitute a quorum at any meeting.

                 SECTION 2. NOTICE OF MEETINGS. Notice of all meetings of Shareholders shall be given by mail to each Shareholder; such notice shall be mailed at least ten days prior to the meeting. No business shall be transacted at any special meeting of Shareholders unless notice of such business has been given in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

                 SECTION 3. VOTING. Shareholders shall be entitled to vote on the election and removal of Trustees and as provided in Article V, but on no other matters. Shareholders may vote by proxy. Each Shareholder shall be entitled to as many votes in the election of Trustees as shall equal the number of Shares owned by him multiplied by the number of Trustees to be elected, and each such Shareholder may cast all of such votes for a single candidate for Trustee or may distribute them among any two or more of such candidates as such Shareholder may determine in his discretion. The candidates receiving the highest number of votes, up to the number of Trusteeships to be filled in the election, shall be elected.

                 SECTION 4. RECORD DATE. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting, or who are entitled to participate in any dividend, the Trustees may from time to time close the Share register for such period, not exceeding twenty (20) days, prior to the meeting as the Trustees may determine; or without closing said register the Trustees may fix a date not more than forty-five (45) days prior to the date of any meeting of Shareholders or dividend payment as a record date for the determination of Shareholders entitled to vote at such meeting or to receive such dividend and any shareholder who was a Shareholder at the time so fixed shall be entitled to vote at such meeting or to receive such dividend even though he has since that date disposed of his Shares, and no Shareholder becoming such after said date shall be so entitled to vote at said meeting or to receive such dividend. The provisions of this Section 4 shall be applicable to distributions of Trust Property in like manner as to the payment of dividends.

                 SECTION 5. REPORTS TO SHAREHOLDERS. Within ninety days after the end of each fiscal year and prior to the Annual Meeting of Shareholders, the Trustees shall transmit to the Shareholders and public debentureholders, to appropriate Federal and State authorities which so require, and to such others as the Trustees may deem necessary, appropriate or desirable, a report or reports which shall contain: (i) a statement as to the activities of the Trust during such fiscal year; (ii) financial statements including a balance sheet, and statements of income and undistributed income and changes in financial position, all prepared in accordance with generally accepted accounting principles; and (iii) such other information as may, in the opinion of the Trustees, be of material interest to Shareholders and public debentureholders. Such financial statements shall be certified by a firm of independent certified public accountants of nationally recognized standing. Within sixty days after the close of each of the first three quarters of each fiscal year, the Trustees shall transmit a balance sheet, and statements of income and undistributed income and other pertinent information to the Shareholders and public debentureholders, to such Federal and State authorities which so require and to such others as the Trustees may deem necessary, appropriate or desirable, which financial statements shall be certified by the chief financial officer of the Trust but need not be audited or certified by independent certified public accountants.

                 SECTION 6. REPORTS BY SHAREHOLDERS. Each Shareholder shall, upon request by the Trustees, furnish such information including, without limitation, information as to the actual ownership of the Shares held by it, as the Trustees may require in order to comply with the requirements of
Part II, Subchapter M, Chapter 1 of Subtitle A of the Internal Revenue Code of 1954, as it may from time to time be amended, and any regulations issued thereunder.

                 SECTION 7. DISTRIBUTIONS. The Trustees may, from time to time, declare and pay to the Shareholders such distributions in cash, Shares, fractional Shares, scrip or in kind out of the Trust Property, as the Trustees in their sold discretion shall deem appropriate or desirable, including, but not limited to, amounts sufficient, in their opinion, to enable the Trust to reduce or eliminate any liability of the Trust for federal income tax in respect to any fiscal year. Each distribution in cash or property shall be accompanied by a written communication advising whether the cash or property so distributed will be treated, in the hands of the Shareholders, as capital gains, ordinary income or return of capital for federal income tax purposes; provided, however, that in case there shall be any doubt as to such treatment, such communication may so state, in which event the Shareholders shall be advised as to such treatment not later than sixty days after the close of the fiscal year in which the distribution was made.

                 SECTION 8. NON-LIABILITY OF SHAREHOLDERS. The Shareholders shall not be liable to assessment by or on behalf of the Trust, and the Trustees shall have no power to bind the Shareholders personally. The Shareholders shall not be personally liable upon any claim against or obligation of the Trust or any Trust Property, the Trustees, or any employee or agent of the Trust, whether founded upon contract, tort, or otherwise, and whether civil or criminal, private or public. Resort shall not be had to the private property of any Shareholder for the satisfaction of any such debt, claim, demand, judgment, decree or obligation.

                 SECTION 9. NOTICE OF NON-LIABILITY OF SHAREHOLDERS AND TRUSTEES. The Trustees shall use every reasonable means to assure that all persons having dealings with the Trust shall be informed that the private property of the Shareholders and the Trustees shall not be subject to claims against and obligations of the Trust to any extent whatever. The Trustees shall cause to be inserted in every agreement under which substantial obligations are assumed on behalf of the Trust an appropriate provision to the effect that the Shareholders and the Trustees shall not be personally liable thereunder, and that all parties concerned shall look solely to the Trust Property for the satisfaction of any claim thereunder, and appropriate reference shall be made to this Declaration. The omission of such a provision from any such agreement or the failure to use any other means of giving such notice shall not, however, render the Shareholders or the Trustees personally liable or affect the validity of any such agreement.

                 SECTION 10. INDEMNIFICATION OF SHAREHOLDERS. The Trust shall indemnify and hold each Shareholder harmless against all claims and liabilities, whether they proceed to judgment or are settled or otherwise brought to a conclusion, to which such Shareholder may become subject by reason of his being or having been a Shareholder of the Trust, and shall reimburse him for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section shall not exclude any other right to which he may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

                 SECTION 11. INSURANCE. The Trustees shall maintain or cause to be maintained such insurance as is adequate and appropriate, in their opinion, to insure the Trust and its real property interests and other assets against loss, damage or liability.

                 SECTION 12. INSPECTION OF RECORDS. Shareholders and appropriate Federal and State authorities which so require shall be entitled to inspect the books of account of the Trust and the Share register during normal business hours under such reasonable conditions as may be established by the Trustees.

                                   ARTICLE V.
                           AMENDMENT AND TERMINATION

                 SECTION 1. AMENDMENT. The provisions of this Declaration may at any time be amended (except as to the exemption from personal liability of Shareholders and the prohibition of assessments upon Shareholders) by the action of a majority of the Trustees in office taken in the manner provided in Section 8 of Article II, PROVIDED, HOWEVER, that no such amendment shall be effective until consented to by the holders of not less than two-thirds of the Shares then outstanding at a meeting of Shareholders called for such purpose or consented to in writing by the holders of not less than two-thirds of the Shares then outstanding, and, PROVIDED FURTHER, HOWEVER, that the Trustees may, from time to time by a two-thirds vote of the Trustees, amend or alter the provisions of this Declaration without the vote or consent of the Shareholders to the extent deemed by the Trustees in good faith to be necessary to meet the requirements for a real estate investment trust pursuant to the Internal Revenue Code of 1954, as amended, the regulations thereunder, or any interpretation thereof by a court or other governmental agency of competent jurisdiction.

                 SECTION 2. TERMINATION. This Trust may at any time be terminated by the action of a majority of the Trustees in office taken in the manner provided in Section 8 of Article II, PROVIDED, HOWEVER, that no such termination shall be effective until consented to by the holders of not less than two-thirds of the Shares then outstanding at a meeting of Shareholders called for such purpose. Notwithstanding any other provision hereof, until the Shares of this Trust are issued, the Trust may be terminated or the provisions of this Declaration amended in any respect by the Trustees. The powers of the Trustees shall continue until the affairs of the Trust have been wound up. In connection with the termination of the Trust, the Trustees, upon receipt of such releases or indemnities as they may deem necessary, appropriate or desirable for their protection may (i) sell and convert into cash the Trust Property and distribute the net proceeds thereof among the Shareholders ratably; or (ii) convey the Trust Property to one or more corporations, trusts, partnerships, associations or other organizations for consideration consisting in whole or in part of cash, securities or other assets of any kind, and after providing for all outstanding obligations and commitments of the Trust, distribute such consideration among the Shareholders ratably at valuations fixed by the Trustees. Upon discharge of all obligations and commitments of the Trust and distribution to Shareholders as herein provided, a majority of the Trustees may execute and lodge among the records of the Trust, and file in all governmental offices where such filing is required and in such places as they may deem necessary, appropriate or desirable, a written certificate or instrument stating that the Trust has been terminated, and upon such execution of such certificate or instrument, the Trustees shall be discharged from all further liabilities and duties hereunder, all rights of Shareholders under this Declaration shall cease, and the Trust shall be deemed conclusively to be terminated.

                                  ARTICLE VI.
                                 MISCELLANEOUS

                 SECTION 1. DEFINITIONS. The following terms shall have the meaning set forth below when used in this Declaration:

                                     (a)      The term "securities" shall mean
and include shares of stock of any class, notes, debentures, bonds, obligations, certificates of indebtedness, certificates of interest or participation, certificates of deposit, options, warrants, rights, or any other interest or instrument commonly known as a "security".

                                     (b)      The term "real property
interests" shall mean and include all interests, of every kind and description in and to real estate (including air space above the surface of the ground) or any buildings, improvements or structures thereon.

                                     (c)      The terms "Property of the Trust"
and "Trust Property" shall mean and include all moneys, securities, real property interests and other assets of every kind and description, whether real or personal, belonging to the Trust or in which the Trust may have any beneficial interest, directly or indirectly.

                                     (d)      The term "Affiliate" shall mean
as to any corporation, partnership or trust any Person which (a) holds beneficially, directly or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such corporation, partnership or trust,
(b) is an officer, director, employee, partner or trustee of such corporation, partnership or trust or of any Person which controls, is controlled by, or under common control with, such corporation, partnership or trust, or (c) controls, is controlled by, or under common control with, such corporation, partnership or trust.

                                     (e)      The term "Total Assets of the
Trust" shall mean the aggregate amount of all of the assets of the Trust Property appearing on the most recent balance sheet of the Trust, prepared in accordance with generally accepted accounting principles, without deduction for indebtedness secured by mortgages or other security interests to which such assets are subject and without deduction, if any, for accumulated depreciation and amortization and other asset valuation reserves.

                                     (f)      The term "Net Assets of the
Trust" shall mean Total Assets of the Trust less all liabilities which would be required to be shown on a balance sheet of the Trust prepared in accordance with generally accepted accounting principles.

                                     (g)      The term "Person" shall mean and
include individuals, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations whether or not legal entities and governments and agencies and political subdivisions thereof.
                                     (h)      The term "Investment
Administrator" shall mean any Person appointed, employed or contracted with by the Trustees pursuant to the provisions of Article II, Section 15, but shall not include a trust, corporation or other business entity, or the officers, directors or trustees thereof, where such trust, corporation, or other business entity has officers, offices and other personnel and facilities in common with the Trust and may or may not be reimbursed by the Trust for expenses incurred on behalf of the Trust but does not receive any fee for advising the Trust or managing the assets of the Trust.

                                     (i)      The term "unimproved real
property" shall mean all real property upon which there are no improvements existing or under construction except real property (i) which is subject to a lease or mortgage granted by the Trust which covers both improved real property and such unimproved real property or (ii) for which a firm mortgage commitment has been obtained from a Person other than the Trust to provide funds for the construction of improvements thereon.

                 SECTION 2. APPLICABLE LAW. This instrument has been executed by the Trustees to take effect in the State of Maryland, and the rights, duties and obligations of the Trustees, the Shareholders, and all other parties, if any, claiming hereunder, and the construction, validity and effect of every provision hereof, and the administration of the Trust created hereby, shall be subject to and construed according to the laws of that State.





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                 SECTION 3.          COUNTERPARTS.  This Declaration may be
executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts, together, shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such counterpart.

                 SECTION 4. HEADINGS FOR REFERENCE ONLY. Headings preceding the text of the articles and sections hereof have been inserted solely for convenience and reference and shall not be construed to affect the meaning, construction or effect of any provision of this Declaration.

                 SECTION 5. DURATION. Unless this Trust shall be terminated in accordance with the provisions of Section 2 of Article V, it shall have perpetual existence.

                 SECTION 6. SEVERABILITY. If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

                 SECTION 7. RECORDATION. This Declaration and any amendment hereto shall, as soon as reasonably practicable after its execution or adoption, be filed in the Department of Assessments and Taxation of the State of Maryland. The Trustees shall also cause to be filed in all other offices in which recording of this Declaration or any amendment hereto shall be necessary, desirable or appropriate, this Declaration and all amendments hereto. Any such filing shall not be deemed a condition to the effectiveness of, and the failure so to file shall not be deemed to invalidate, this Declaration and any such amendment.





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